UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934
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ReSearch Pharmaceutical Services, Inc.

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PRELIMINARY COPY—SUBJECT TO COMPLETION
RESEARCH PHARMACEUTICAL SERVICES, INC
520 Virginia Drive
Fort Washington, PA 19034
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND WARRANT HOLDERS
August 26, 2009

TIME		9 a.m., local time, on August 26, 2009.

PLACE		Our headquarters, 520 Virginia Drive, Fort Washington, Pennsylvania 19034

ITEMS OF BUSINESS	1	To approve cancelling the admission of our common stock and warrants from trading on the Alternative Investment Market of the London Stock Exchange (“AIM”) on or about September 4, 2009.

	2	To consider and vote upon a proposal to adjourn the Special Meeting to another date, time, or place if necessary in the judgment of the proxy holders for the purpose of soliciting additional proxies to vote in favor of Proposal One and Proposal One-W.

RECORD DATE		Our Board of Directors has fixed the close of business on Wednesday, July 22, 2009 as the record date for the Special Meeting. All stockholders and warrant holders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Special Meeting or any adjournments thereof.

IMPORTANT		It is important that your shares and warrants be voted at the Special Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Special Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors

STEVEN BELL

July 24, 2009		Corporate Secretary

RESEARCH PHARMACEUTICAL SERVICES, INC.
520 Virginia Drive
Fort Washington, PA 19034
www.rpsweb.com

PROXY STATEMENT

July 24, 2009
          A Special Meeting of Stockholders and Warrant Holders of ReSearch Pharmaceutical Services, Inc. (“RPS”) will be held at our headquarters, 520 Virginia Drive, Fort Washington, Pennsylvania 19034, at 9 a.m., local time, on August 26, 2009 (the “Special Meeting”). We are mailing this Proxy Statement on or about July 24, 2009 to each holder of our issued and outstanding common stock entitled to vote at the Special Meeting as of the Record Date (as defined below) in order to furnish information relating to the business to be transacted at the Special Meeting as it relates solely to Proposal One. We are also mailing this Proxy Statement on or about July 24, 2009 to each holder of our issued and outstanding warrants to acquire common stock as of the Record Date in order to furnish information relating to the business to be transacted at the Special Meeting as it relates solely to Proposal One-W.
          Our Board of Directors has fixed the close of business on July 22, 2009 as the record date (the “Record Date”) for the Special Meeting. All stockholders of record at that time are entitled to notice of and are entitled to vote only on Proposal One in person or by proxy at the Special Meeting and any adjournment thereof. All warrant holders of record on the Record Date are entitled to notice of and are entitled to vote in person or by proxy only on Proposal One-W at the Special Meeting and any adjournment thereof. On the Record Date, [37,277,808] shares of our common stock were outstanding and 1,357,179 warrants were outstanding.
VOTING AND REVOCABILITY OF PROXIES
          It is important that your shares and warrants, as applicable, be voted at the Special Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Special Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. If you receive more than one proxy card — because you have multiple accounts — you should mark, sign, and return all proxy cards received to be sure all of your shares and/or warrants are voted.
          At the Special Meeting and at any adjournment thereof, each record holder of common stock will be entitled to one vote per share on Proposal One, and each record holder of warrants will be entitled to one vote per warrant on Proposal One-W.
          The required quorum for the Special Meeting consists of one or more stockholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Special Meeting. Approval of Proposal One requires (i) a number of affirmative votes equal to at least 75% of the number of votes cast by the stockholders present in person or by proxy at the Special Meeting and entitled to vote (the “AIM Vote”) and (ii) the affirmative vote of a majority in voting power of the common stock of RPS entitled to vote thereon and present in person or by proxy (the “Bylaw Vote”). Approval of Proposal One-W requires a number of affirmative votes equal to at least 75% of the number of votes cast by the warrant holders present in person or by proxy at the Special Meeting and entitled to vote.
          If you mark your proxy as “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies marked with “Abstain” on Proposal One will have no effect on the AIM Vote but will have the effect of a vote against the Bylaw Vote. Proxies marked by warrant holders with “Abstain” on Proposal One-W will have no effect on Proposal One-W.

          Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present. However, broker non-votes will have no effect on the AIM Vote and will be treated as votes against the Bylaw Vote of Proposal One. Broker non-votes will have no effect on Proposal One-W.
          Votes by warrant holders will have no effect on Proposal One, and votes by stockholders will have no effect on Proposal One-W.
          You may vote your shares at the Special Meeting in person or by proxy. All valid proxies received on or before 9 a.m., local time, on August 26, 2009 will be voted according to their terms. If you otherwise complete your proxy properly, but do not provide instructions as to how to vote your shares or warrants, as applicable, your proxy will be voted as follows:
•	“FOR” Proposal One — the approval of our stockholders to cancel the admission of our common stock from trading on AIM on or about September 4, 2009.

•	“FOR” Proposal One-W — the approval of our warrant holders to cancel the admission of our warrants from trading on AIM on or about September 4, 2009.
          If any other business is properly brought before the Special Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Special Meeting by (1) filing with our Corporate Secretary an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Special Meeting and giving notice of revocation. Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy.
          We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to stockholders and warrant holders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation.
The enclosed proxy is solicited by and on behalf of our Board of Directors.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
          This Proxy Statement contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this Proxy Statement. Important factors that may cause actual results to differ from projections include, but are not limited to:
•	adverse economic conditions;

•	inability to raise sufficient additional capital to operate our business;

•	unexpected costs, lower than expected sales and revenues, and operating deficits;

•	adverse results of any legal proceedings;

•	changes in laws, rules and regulations affecting our business

•	inability to attract or retain qualified personnel, including sales and marketing, and scientific personnel; and

•	other specific risks that may be referred to in this Proxy Statement, including those set forth under the headings “Potential Risks From Cancelling our Common Stock and Warrants from Trading on AIM” contained in Proposals One and One-W of this Proxy Statement.
          All statements, other than statements of historical facts, included in this Proxy Statement regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects, current expectations, forecasts, and plans and objectives of management are forward-looking statements. When used in this Proxy Statement, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “should,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Proxy Statement. We do not undertake any obligation to update any forward-looking statements or other information contained in this Proxy Statement, except as required by federal securities laws. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Proxy Statement are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved. We have disclosed important factors that could cause our actual results to differ materially from our expectations under the heading “Potential Risks From Cancelling our Common Stock and Warrants from Trading on AIM” contained in Proposals One and One-W of this Proxy Statement and elsewhere in this Proxy Statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
          Information regarding market and industry statistics contained in this Proxy Statement are included based on information available to us that we believe is accurate. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of this data included in this Proxy Statement. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We undertake no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See the “Potential Risks From Cancelling our Common Stock and Warrants from Trading on AIM” contained in Proposals One and One-W of this Proxy Statement for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

PROPOSAL ONE
STOCKHOLDER APPROVAL OF CANCELLING ADMISSION OF OUR COMMON STOCK
FROM TRADING ON AIM
          Our common stock and warrants are currently admitted to trading on the Alternative Investment Market of the London Stock Exchange (“AIM”). In April 2006, Cross Shore Acquisition Corporation (“Cross Shore”), a special purpose acquisition company, consummated an initial public offering on AIM to raise funds to purchase a United States-based business. In August 2007, Cross Shore and our predecessor company, ReSearch Pharmaceutical Services, Inc., a Pennsylvania corporation (“Old RPS”) completed a merger in which Cross Shore changed its name to RPS, and Old RPS became a wholly-owned subsidiary of RPS. Upon closing of the merger, our stock and warrants were admitted to trading on AIM.
          Prior to the merger with Old RPS, Cross Shore had no operating business other than searching for an acquisition target. Cross Shore only intended to consummate an acquisition, and not to operate a business, so it did not need continued access to active capital markets to raise additional capital to fund business expenditures and growth. Since the merger with Cross Shore, our international footprint has grown to include China and Europe, our headcount has increased significantly, and the services we offer to our customers have also increased. While we have funded our recent expansion through existing sources of capital, our planned business activities and continued growth may require us to raise additional funds through the capital markets or other sources.
          To date, we have not realized the primary benefits we expected to receive from being listed on AIM. As detailed below, we have experienced limited trading and a lack of liquidity for our common stock on AIM, which, among other things, limits our ability to raise capital through AIM. Our Board of Directors has proposed cancelling the admission of our common stock from trading on AIM and listing the common stock on a United States securities exchange, such as one of the NASDAQ markets, at a later date. Our Board of Directors has also proposed cancelling admission of our warrants from trading on AIM. As a United States-based company, our Board of Directors believes that a listing on a United States securities exchange would, over time, increase the liquidity of our common stock and improve our potential access to United States-based investors to raise capital to fund our growth. Our Board of Directors also believes that the declining price of our stock and warrants on AIM would be detrimental to our ability to raise capital on a United States securities exchange because the AIM trading price, which is currently below the book value of our common stock, would also devalue our stock in other markets. For these reasons and the reasons summarized below, the Board of Directors urges you to vote for cancelling admission of our common stock on AIM.
          Under the AIM rules, at least 75% of the votes cast by the holders of our common stock at a general meeting are required to approve the cancellation of the common stock from trading on AIM. In addition, pursuant to our bylaws, this Proposal One must receive the vote of the holders of the majority of the voting power of our common stock present in person or by proxy and entitled to vote thereon. Therefore, the Board of Directors is seeking the approval of our stockholders to cancel our common stock from trading on AIM in anticipation of our common stock becoming listed on a United States securities exchange.
Potential Benefits From Cancelling Admission to Trading on AIM
•	A potential increase in the amount of trading and liquidity of our common stock and warrants if we secure a United States listing
Our common stock and warrants are traded infrequently on AIM. According to AIM records, from completion of the merger between Old RPS and Cross Shore through June 2009, there have been only 37 trades in our common stock, and only 5 trades in our warrants. This infrequent trading limits the liquidity of our common stock and warrants.
               We believe that our stock and warrants are thinly traded on AIM, and therefore illiquid, for a number of reasons.
▪	Due to the fact that we are a United States-based company, but AIM is a foreign stock market, our certificates must be in paper form to accommodate certain restrictive legends. The need for paper certificates hinders and delays the ability of our stockholders to trade in their stock. The lack of the ability to hold our stock and warrants in electronic form may limit the appeal of our stock to new investors, which may have contributed to the development of an illiquid trading market in our stock.

▪	We believe that AIM is not viewed among investors as a viable market for trading stocks, but rather a market better suited to raising initial rounds of capital followed by sparse trading. We believe this view is supported by the very thin trading in our stock.

▪	We believe our status as a United States-based company that historically derives a significant portion of our revenue from customers based in the United States has limited the appeal of our stock and warrants to United Kingdom-based investors, the primary investment community trading on AIM. Similarly, we believe that United States-based investors, who are unaccustomed to trading on AIM, may take more interest in our stock if it were traded on a United States securities exchange that they are more familiar with.

▪	We are not aware of extensive analyst coverage of companies listed on AIM, whereas stocks traded on United States securities exchanges and electronic quotation media appear to be subject to more extensive coverage.
While we would expect increased liquidity in our common stock if we were listed on a United States securities exchange, we cannot guarantee that cancelling trading on AIM and listing on a United States securities exchange will increase the amount of trading or the liquidity of our common stock, nor can we predict when, if ever, we will be able to secure such a United States listing.

•	The AIM rules may impair our ability to consummate major acquisitions and may increase your dilution if such acquisitions are consummated

We have completed four acquisitions recently, and may pursue acquisitions to further increase our global reach and provide our clients with a larger international basis in which to conduct clinical trials. Under the AIM rules, a large transaction, or the aggregate of a few smaller transactions over a one year period, could be considered a reverse take-over if certain tests based on our assets, profits, capital, or other financial indicators are met. In the event that one or more transactions constitute a reverse take-over, trading in our stock on AIM may be temporarily suspended pending an announcement or publication of disclosure information consistent with the AIM rules. Cancelling our common stock and warrants from trading on AIM could give us the flexibility to pursue large acquisitions, or a number of smaller acquisitions, without triggering the expense and uncertainty associated with suspending and later reapplying for trading on AIM.

In the past we have paid, and will possibly pay in the future, both cash and stock for the companies we have acquired. We believe that using stock as consideration for our acquisitions aligns the values and goals of our newest employees with our goals and the goals of our stockholders, because they share in the risk and reward of our success. As the trading price of our stock and warrants on AIM continues to decline, we will have to issue more shares in order to pay for acquisitions, which will dilute our existing stockholders even further. The increased liquidity that could result from listing our stock on a United States securities exchange could result in a higher value per share for our stock, which would result in less dilution to existing stockholders when our stock is paid as consideration in future acquisitions.

•	It is perceived that securities traded on AIM may carry a higher risk than securities traded on other exchanges with more stringent listing requirements

Investment in stocks traded on AIM may be perceived to carry a higher risk than an investment in securities quoted on exchanges with more stringent listing requirements, such as certain United States securities markets. This is because AIM imposes less stringent corporate governance and ongoing reporting requirements than many United States securities exchanges. In addition, AIM requires only semi-annual, rather than quarterly, financial update reports.

We currently intend to remain a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if we successfully list on a United States securities exchange, we will be required to remain a reporting company under the Exchange Act. Therefore, not only will we remain subject to the more stringent corporate governance requirements of the Exchange Act and any applicable securities exchange, we will also continue to be required to provide financial reports and other information to you and the broader market. We do not anticipate that cancelling admission to trading on AIM will materially diminish the amount of information we provide to you about our operations and finances.

•	The AIM rules and our bylaws impose obligations to disclose beneficial ownership

In accordance with the rules of AIM, we are required to publicly disclose, by delivery of an announcement to a regulatory information service, information regarding the holders of 3% or more of our outstanding common stock and/or warrants. In order to allow us to comply with the AIM rules, our bylaws contain a provision requiring any beneficial owner of 3% or more of our outstanding common stock or warrants to notify us of the holdings of such owner, as well as of any change in beneficial ownership of 1% or more of our outstanding common stock or warrants that would increase ownership to more than 3% of our outstanding common stock or warrants.

In addition, under our bylaws, failure to notify us of the beneficial ownership of 3% or more, or a change in beneficial ownership of 1% or more that would increase ownership to more than 3% of our outstanding stock or warrants, may result in your vote or proxy not counting unless the Board of Directors otherwise resolves to waive this requirement of notification. Comparatively, none of the state or federal laws of the United States that are applicable to us or the rules of the SEC require holders of our stock and warrants to report this level of beneficial ownership information to us or to disclose this information to the public or a regulatory body in order for your voting of securities to count. Further, by virtue of our bylaws, the requirement to comply with the notification and voting procedures expires when our common stock and warrants are no longer admitted to trading on AIM, so long as we remain a reporting company under the Exchange Act.

•	Registration under the Exchange Act and admission of our common stock and warrants for trading on AIM requires our management to commit significant resources

The reporting requirements of AIM differ substantially from those of a company registered under the Exchange Act, and therefore require substantial time and resources from our management, as well as the financial resources of RPS, to comply with both regulatory authorities. Cancelling our common stock and warrants from trading on AIM could reduce the financial burdens on RPS, and the time and resource burdens on our management, allowing our management to increase their focus on managing RPS.
Potential Risks From Cancelling our Common Stock and Warrants from Trading on AIM
•	Our stock may not be listed on a United States securities exchange, and may be illiquid unless it is listed on a United States securities exchange

There will be a period of time following the cancellation from trading on AIM in which our stock is not listed on any United States securities exchange. If we apply to be listed on a United States securities exchange and our application is not accepted, or if we are otherwise unable to list our stock on a United States securities exchange, the period of time in which our stock is not listed on any exchange will extend indefinitely. Accordingly, stockholders may run the risk of illiquidity in their stock ownership and be unable to sell their stock and warrants in the open market for some period of time following the cancellation from trading on AIM and prior to the listing of our common stock on a United States securities exchange, if we are able to obtain a listing on a United States securities exchange. Furthermore, in the event our common stock is listed on a United States securities exchange, you may not be able to sell your shares until such shares are subject to an effective registration statement or an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). Stockholders may continue to hold their common stock and may continue to trade such securities on a United States securities exchange following application and admittance, if any, to a United States securities exchange and compliance with the Securities Act, the Exchange Act, and other United States securities laws.

•	A listing on a United States security exchange may not result in increased trading, liquidity, or value of your shares

We would expect increased liquidity in our common stock if we were listed on a United States securities exchange. However, we cannot assure that if we do apply to be listed on a United States securities exchange, our application will be accepted, we will commence trading on such an exchange, or that listing on a United States securities exchange will increase the amount of trading, the liquidity, or the per share price of your stock.
          Provided that the requisite number of stockholders approve this Proposal One, our Board of Directors presently intends to cancel our common stock from trading on AIM on or about September 4, 2009. The Board of Directors reserves the right to forego cancelling our common stock from trading on AIM if the Board of Directors determines that remaining admitted to trading on AIM is in the best interests of RPS and its stockholders.
          If the stockholders approve this Proposal One to cancel the admission of our common stock from trading on AIM, but the warrant holders do not approve Proposal One-W to cancel the admission of our warrants from trading on AIM, our nominated advisor has indicated that it will resign from its position as nominated advisor as of the date our common stock is cancelled from trading on AIM. Thereafter, trading of our warrants on AIM will be suspended, and if we do not appoint another nominated advisor within one month after the suspension of our warrants from trading on AIM (which appointment of a new nominated advisor we believe to be unlikely), the admission of our warrants to trading on AIM will be cancelled.

Required Vote
          The affirmative vote of (i) 75% of the votes cast by the stockholders present in person or by proxy at the Special Meeting and (ii) the holders of a majority of the voting power of our common stock present in person or by proxy and entitled to vote thereon will be required for the approval of cancellation of our common stock from trading on AIM. Those persons that hold warrants, but no shares of common stock, are not entitled to vote on this Proposal One.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CANCELLATION OF OUR
COMMON STOCK FROM TRADING ON AIM.

PROPOSAL ONE-W
WARRANT HOLDER APPROVAL OF CANCELLING ADMISSION OF OUR WARRANTS
FROM TRADING ON AIM
          Our common stock and warrants are currently admitted to trading on AIM. In April 2006, Cross Shore, a special purpose acquisition company, consummated an initial public offering on AIM to raise funds to purchase a United States-based business. In August 2007, Cross Shore and our predecessor company, Old RPS, completed a merger in which Cross Shore changed its name to RPS, and Old RPS became a wholly-owned subsidiary of RPS. Upon closing of the merger, our stock and warrants were admitted to trading on AIM.
          Prior to the merger with Old RPS, Cross Shore had no operating business other than searching for an acquisition target. Cross Shore only intended to consummate an acquisition, and not to operate a business, so it did not need continued access to active capital markets to raise additional capital to fund business expenditures and growth. Since the merger with Cross Shore, our international footprint has grown to include China and Europe, our headcount has increased significantly, and the services we offer to our customers have also increased. While we have funded our recent expansion through existing sources of capital, our planned business activities and continued growth may require us to raise additional funds through the capital markets or other sources.
          To date, we have not realized the primary benefits we expected to receive from being listed on AIM. As detailed below, we have experienced limited trading and a lack of liquidity for our common stock and warrants on AIM, which, among other things, limits our ability to raise capital through AIM. Our Board of Directors has proposed cancelling the admission of our common stock and warrants from trading on AIM and listing our common stock on a United States securities exchange, such as one of the NASDAQ markets, at a later date. Due to the current state of the capital markets and other circumstances beyond our control, we may not seek to list, or may not be permitted to list, our common stock on a United States securities exchange prior to the expiration of our warrants on April 28, 2010. Regardless of whether or not we list our common stock on a United States securities exchange before the expiration of our warrants, we do not presently intend to seek to list our warrants on a United States securities exchange.
          As a United States-based company, our Board of Directors believes that a listing on a United States securities exchange would, over time, increase the liquidity of our common stock and improve our potential access to United States-based investors to raise capital to fund our growth. Our Board of Directors also believes that the declining price of our stock and warrants on AIM would be detrimental to our ability to raise capital on a United States securities exchange because the AIM trading price, which is currently below the book value of our common stock, would also devalue our common stock in other markets. For these reasons and the reasons summarized below, the Board of Directors urges you to vote for cancelling admission of our warrants on AIM.
          Under the AIM rules, at least 75% of the votes cast by the holders of our warrants at a general meeting are required to approve the cancellation of the warrants from trading on AIM. Therefore, the Board of Directors is seeking the approval of our warrant holders to cancel our warrants from trading on AIM in anticipation of our common stock becoming listed on a United States securities exchange at a later date.
Potential Benefits From Cancelling Admission to Trading on AIM
•	A potential increase in the amount of trading and liquidity of our common stock if we secure a United States listing

Our common stock and warrants are traded infrequently on AIM. According to AIM records, from completion of the merger between Old RPS and Cross Shore through June 2009, there have been only 37 trades in our common stock, and only 5 trades in our warrants. This infrequent trading limits the liquidity of our common stock and warrants.

We believe that our stock and warrants are thinly traded on AIM, and therefore illiquid, for a number of reasons.
▪	Due to the fact that we are a United States-based company, but AIM is a foreign stock market, our certificates must be in paper form to accommodate certain restrictive legends. The need for paper certificates hinders and delays the ability of our warrant holders to trade in their warrants. The lack of the ability to hold our stock and warrants in electronic form may limit the appeal of our stock and warrants to new investors, which may have contributed to the development of an illiquid trading market in our stock.

▪	We believe that AIM is not viewed among investors as a viable market for trading stocks and warrants, but rather a market better suited to raising initial rounds of capital followed by sparse trading. We believe this view is supported by the very thin trading in our stock and warrants.

▪	We are not aware of extensive analyst coverage of companies listed on AIM, whereas securities traded on United States securities exchanges appear to be subject to more extensive coverage.
     While we would expect increased liquidity in our common stock if we were listed on a United States securities exchange, we cannot guarantee that cancelling trading on AIM and listing on a United States securities exchange will increase the amount of trading or the liquidity of our common stock, nor can we predict when, if ever, we will be able to secure such a United States listing.
•	The AIM rules may impair our ability to consummate major acquisitions and may increase your dilution if such acquisitions are consummated

We have completed four acquisitions recently, and may pursue acquisitions to further increase our global reach and provide our clients with a larger international basis in which to conduct clinical trials. Under the AIM rules, a large transaction, or the aggregate of a few smaller transactions over a one year period, could be considered a reverse take-over if certain tests based on our assets, profits, capital, or other financial indicators are met. In the event that one or more transactions constitute a reverse take-over, trading in our stock and warrants on AIM may be temporarily suspended pending an announcement or publication of disclosure information consistent with the AIM rules. Cancelling our common stock and warrants from trading on AIM could give us the flexibility to pursue large acquisitions, or a number of smaller acquisitions, without triggering the expense and uncertainty associated with suspending and later reapplying for trading on AIM.

In the past we have paid, and will possibly pay in the future, both cash and stock for the companies we have acquired. We believe that using stock as consideration for our acquisitions aligns the values and goals of our newest employees with our goals and the goals of our stockholders and warrant holders, because they share in the risk and reward of our success. As the trading price of our stock and warrants on AIM continues to decline, we will have to issue more shares in order to pay for acquisitions, which will dilute our existing stockholders and warrant holders even further. The increased liquidity that could result from listing our stock on a United States securities exchange could result in a higher value per share for our stock, which would result in less dilution to existing stockholders when our stock is paid as consideration in future acquisitions.

•	It is perceived that securities traded on AIM may carry a higher risk than securities traded on other exchanges with more stringent listing requirements

Investment in stock and warrants traded on AIM may be perceived to carry a higher risk than an investment in securities quoted on exchanges with more stringent listing requirements, such as certain United States securities markets. This is because AIM imposes less stringent corporate governance and ongoing reporting requirements than many United States securities exchanges. In addition, AIM requires only semi-annual, rather than quarterly, financial update reports.

We currently intend to remain a reporting company under the Exchange Act, and if we successfully list on a United States securities exchange or electronic trading medium, we will be required to remain a reporting company under the Exchange Act. Therefore, not only will we remain subject to the more stringent corporate governance requirements of the Exchange Act and any applicable securities exchange, we will also continue to be required to provide financial reports and other information to our stockholders and the broader market. We do not anticipate that cancelling admission to trading on AIM will materially diminish the amount of information we provide to our stockholders about our operations and finances.

•	The AIM rules and our bylaws impose obligations to disclose beneficial ownership

In accordance with the rules of AIM, we are required to publicly disclose, by delivery of an announcement to a regulatory information service, information regarding the holders of 3% or more of our outstanding common stock and/or warrants. In order to allow us to comply with the AIM rules, our bylaws contain a provision requiring any beneficial owner of 3% or more of our outstanding common stock or warrants to notify us of the holdings of such owner, as well as of any change in beneficial ownership of 1% or more of our outstanding common stock or warrants that would increase ownership to more than 3% of our outstanding common stock or warrants. In addition, under our bylaws, failure to notify us of the beneficial ownership of 3% or more, or a change in beneficial ownership of 1% or more that would increase ownership to more than 3% of our outstanding common stock or warrants, may result in your vote or proxy not counting unless the Board of Directors otherwise resolves to waive this requirement of notification. Comparatively, none of the state or federal laws of the United States that are applicable to us or the rules of the SEC require holders of our stock and warrants to report this level of beneficial ownership information to us or to disclose this information to the public or a regulatory body in order for your voting of securities to count. Further, by virtue of our bylaws, the requirement to comply with the notification and voting procedures expires when our common stock and warrants are no longer admitted to trading on AIM, so long as we remain a reporting company under the Exchange Act.

•	Registration under the Exchange Act and admission of our common stock and warrants for trading on AIM requires our management to commit significant resources

The reporting requirements of AIM differ substantially from those of a company registered under the Exchange Act, and therefore require substantial time and resources from our management, as well as the financial resources of RPS, to comply with both regulatory authorities. Cancelling our common stock and warrants from trading on AIM could reduce the financial burdens on RPS, and the time and resource burdens on our management, allowing our management to increase their focus on managing RPS.
Potential Risks From Cancelling our Warrants from Trading on AIM
•	We do not presently intend to list our warrants on a United States securities exchange

Our warrants terminate by their own terms at 5:00 p.m., New York City time, on April 28, 2010. Because of the weakness in the capital markets, the time required to obtain a listing on a United States securities exchange, and other factors which we may be unable to foresee or control, we do not expect to seek having our warrants listed on a United States securities exchange before they expire.

•	Our warrants may be illiquid unless they are listed on a securities exchange

Following the cancellation from trading on AIM, our warrants will not be listed on any securities exchange. We do not anticipate listing our warrants on a United States exchange at a date prior to the expiration of the warrants, and our warrants will remain unlisted until they expire. Holders of warrants may therefore face risk of illiquidity in their warrant ownership and be unable to sell their warrants in the open market. Warrant holders may continue to hold their warrants and may continue to seek a buyer for those warrants, or exercise those warrants for shares of our common stock.

•	A listing on a United States security exchange, though unlikely, may not result in increased trading, liquidity, or value of your warrants

Although we do not anticipate listing our warrants on a United States securities exchange, in the unlikely event that we seek to list the warrants on a United States securities exchange, we cannot assure that our application to list on a United States securities exchange will be accepted, our warrants would commence trading on such an exchange, or that listing on a United States securities exchange will increase the amount of trading, the liquidity, the price of our warrants, or the per share price of the common stock underlying the warrants.
          Provided that the requisite number of warrant holders approve this Proposal One-W, our Board of Directors presently intends to cancel our warrants from trading on AIM on or about September 4, 2009. The Board of Directors reserves the right to forego cancelling our warrants from trading on AIM if the Board of Directors determines that remaining admitted to trading on AIM is in the best interests of RPS and its security holders.
          If the stockholders approve Proposal One to cancel the admission of our common stock from trading on AIM, but the warrant holders do not approve this Proposal One-W to cancel the admission of our warrants from trading on AIM, our nominated advisor has indicated that it will resign from its position as nominated advisor as of the date our common stock is cancelled from trading on AIM. Thereafter, trading of our warrants on AIM will be suspended, and if we do not appoint another nominated advisor within one month after the suspension of our warrants from trading on AIM (which appointment of a new nominated advisor we believe to be unlikely), the admission of our warrants to trading on AIM will be cancelled.

Required Vote
     The affirmative vote of 75% of the votes cast by the warrant holders present in person or by proxy at the Special Meeting will be required for the approval of cancellation of our warrants from trading on AIM. Those persons that hold shares of common stock, but no warrants, are not entitled to vote on this Proposal One-W.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CANCELLATION OF OUR
WARRANTS FROM TRADING ON AIM.

ADDITIONAL INFORMATION
Securities Ownership of Certain Beneficial Owners and Management
     The following table sets forth the beneficial ownership of our common stock, as of the Record Date by each stockholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, and our directors and executive officers, including our directors and executive officers as a group.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after the Record Date through the exercise of any stock option or other right, including upon the exercise of warrants to purchase shares of common stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of the Record Date, there were issued and outstanding [37,277,808] shares of our common stock.
Security Ownership of Certain Beneficial Owners and Management

		Percentage of
	Number of Shares	Shares Beneficially
Name of Beneficial Holder	Beneficially Owned	Owned
Executive Officers and Directors
Daniel M. Perlman (1) (2)	2,701,613	7.24%
Harris Koffer (3)	969,279	2.60%
Steven Bell (1)(4)	359,313	*
Janet L. Brennan (1) (5)	569,730	1.53%
Joseph D. Arcangelo (1)(6)	533,449	1.43%
Samir Shah (1)(7)	295,158	*
Thomas R. Armstrong (8)	—	*
Jack H. Dean (9)	1,667	*
James R. Macdonald (1)(10)	—	*
Warren M. Myers (11)	1,667	*
Daniel Raynor (1)(12)	47,163	*
Stephen E. Stonefield	2,950	*
Peter M. Yu (8)	—	*
All directors and executive officers as a group (consists of 13 persons)	5,435,845	14.58%
5% Stockholders
Pangaea One Acquisition Holdings (8)	9,337,673	25.05%
The Argentum Group (1)(12)	5,719,441	15.34%
The Productivity Fund IV (1)(10)	3,454,126	9.26%
Lehman Brothers International (Europe) (13)	2,142,736	5.75%

*	represents a beneficial ownership of less than one percent of our outstanding common stock

(1)	1.5 million shares were placed in escrow pursuant to the Merger on August 30, 2007 and are beneficially owned on a pro-rated basis by the stockholders of Old RPS. Since there were no claims made against the escrow fund, 60% of the escrow shares (900,000 shares) were released from the escrow account on August 30, 2008, and the remainder will be released on August 30, 2009, subject to the payment of any claims for indemnification from the escrow fund. The shares currently in escrow are included in the number of shares listed in this table, but are subject to forfeiture if any claims are made against the escrow.

(2)	150,000 of the listed shares are unexercised but fully vested stock options. Mr. Perlman has the right to acquire beneficial ownership of the shares within 60 days of the Record Date.

(3)	All the shares listed for Dr. Koffer are fully vested but unexercised stock options. Dr. Koffer has the right to acquire beneficial ownership of these shares within 60 days of the Record Date.

(4)	183,608 of the listed shares are unexercised but fully vested stock options. Mr. Bell has the right to acquire beneficial ownership of these shares within 60 days of the Record Date.

(5)	83,445 of the listed shares are unexercised but fully vested stock options. Ms. Brennan has the right to acquire beneficial ownership of these shares within 60 days of the Record Date.

(6)	47,164 of the listed shares are unexercised but fully vested stock options. Mr. Arcangelo has the right to acquire beneficial ownership of these shares within 60 days of the Record Date.

(7)	145,726 of the listed shares are unexercised but fully vested stock options. Mr. Shah has the right to acquire beneficial ownership of these shares within 60 days of the Record Date.

(8)	Consists of 7,862,010 shares of common stock and 100,000 warrants exercisable for our common stock within 60 days of the Record Date held by Pangaea One Acquisition Holdings I, LLC and 1,452,324 shares of common stock held by Pangaea One Acquisition Holdings II, LLC. Pursuant to an agreement between RPS and Pangaea One Acquisition Holdings I, LLC, Pangaea One Acquisition Holdings I, LLC has the right to appoint and have elected up to two directors to our Board of Directors as long as they own at least 20% of our outstanding common stock, and one director as long as they own at least 10% of our outstanding common stock. Pangaea One Acquisition Holdings I, LLC has nominated and our Board of Directors has appointed Messrs. Armstrong and Yu as directors. The address for Messrs. Armstrong and Yu is c/o Cartesian Capital Group, LLC, 505 Fifth Avenue, 15th Floor New York, NY 10017.

(9)	All the shares listed for Dr. Dean are unexercised stock options that will vest and become exercisable within 60 days of the Record Date, and Dr. Dean will have the right to acquire beneficial ownership of those shares at that time.

(10)	Mr. Macdonald is an executive with First Analysis Corporation, which, through one or more intermediate partnerships, controls or shares control of The Productivity Fund IV, L.P. and The Productivity Fund IV Advisors Fund, L.P. The Productivity Fund IV, L.P beneficially owns 3,326,213 shares and The Productivity Fund IV Advisors Fund, L.P. beneficially owns 127,914 shares. Mr. Macdonald may be deemed to have beneficial ownership over the shares held by these entities. Mr. Macdonald disclaims such beneficial ownership. The address for Mr. Macdonald is c/o First Analysis Corporation, One South Wacker Drive, Suite 3900 (39th floor), Chicago, Illinois 60606.

(11)	All the shares listed for Mr. Myers are unexercised stock options that will vest and become exercisable within 60 days of the Record Date, and Mr. Myers will have the right to acquire beneficial ownership of those shares at that time.

(12)	Mr. Raynor is the managing member of Argentum Investments, LLC, which is the managing member of Argentum Partners II, L.P., which is the general partner of Argentum Capital Partners II, L.P. Mr. Raynor is also the chairman of B.R. Associates, Inc., which is the general partner of Argentum Capital Partners, L.P. Argentum Capital Partners, L.P beneficially owns 819,428 shares and Argentum Capital Partners II, L.P. beneficially owns 4,355,599 shares. Mr. Raynor may be deemed to have beneficial ownership over the shares held by these entities. Mr. Raynor disclaims such beneficial ownership. 42,674 of the listed shares are owned by nominees for the benefit of Daniel Raynor. The address for Mr. Raynor is c/o The Argentum Group, 60 Madison Avenue, Suite 701 New York, NY 10010.

(13)	Consists of 2,232,134 shares and 112,000 warrants exercisable for our common stock within 60 days of the Record Date. The address for Lehman Brothers International (Europe) is 25 Bank Street, London E14 5LE, United Kingdom.
Other Matters
          Our management knows of no matters to be presented at the Special Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.
Submission of Stockholder Proposals
          The deadline and procedures for submitting stockholder proposals for consideration at the 2010 Annual Meeting of Stockholders is set forth in the proxy statement mailed to you on or about April 30, 2009.
Householding
          Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Corporate Secretary c/o ReSearch Pharmaceutical Services, Inc., 520 Virginia Drive, Fort Washington, Pennsylvania 19034. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.
*                *                *

SPECIAL MEETING OF STOCKHOLDERS AND WARRANT HOLDERS OF
RESEARCH PHARMACEUTICAL SERVICES, INC.
Wednesday, August 26, 2009
9 a.m. Eastern Time
ReSearch Pharmaceutical Services Inc. Headquarters
520 Virginia Drive
Fort Washington, Pennsylvania 19034
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided. ê

RESEARCH PHARMACEUTICAL SERVICES, INC.

Proxy for Special Meeting of Stockholders and Warrant Holders

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Daniel M. Perlman and Steven Bell, and each of them, Proxies of the undersigned, with full power of substitution, to vote and act as designated on the reverse side with respect to all shares of Common Stock and all Warrants of ReSearch Pharmaceutical Services, Inc. (the “Company”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders and Warrant Holders
of the Company to be held on Wednesday, August 26, 2009 and at any adjournments thereof.

UNLESS OTHERWISE INDICATED ON THE REVERSE SIDE, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE
VOTED “FOR” THE APPROVAL OF CANCELLING THE ADMISSION OF THE COMPANY’S COMMON STOCK FROM TRADING ON AIM.
UNLESS OTHERWISE INDICATED ON THE REVERSE SIDE, THE WARRANTS REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE
APPROVAL OF CANCELLING THE ADMISSION OF THE COMPANY’S WARRANTS FROM TRADING ON AIM.
The undersigned acknowledges prior receipt of the Notice of Special Meeting of Stockholders and Warrant Holders and the Proxy Statement, and revokes all previously granted Proxies.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)

RESEARCH PHARMACEUTICAL SERVICES, INC. 520 VIRGINIA DRIVE FORT WASHINGTON, PA 19034	VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you have misplaced or did not receive an envelope, please return it to ReSearch Pharmaceutical Services, Inc., 520 Virginia Drive, Fort Washington, PA 19034 U.S.A., Attn: Corporate Secretary

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
RESEARCH PHARMACEUTICAL SERVICES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL TO CANCEL ADMISSION OF THE COMPANY’S COMMON STOCK AND WARRANTS FROM TRADING ON AIM.

(A) Vote On Proposal One (STOCKHOLDERS ONLY)	For	Against	Abstain

To approve cancellation of the common stock of ReSearch Pharmaceutical Services, Inc. from trading on the Alternative Investment Market of the London Stock Exchange.	☐	☐	☐

(B) Vote On Proposal One-W (WARRANT HOLDERS ONLY)	For	Against	Abstain

To approve cancellation of the warrants of ReSearch Pharmaceutical Services, Inc. from trading on the Alternative Investment Market of the London Stock Exchange.	☐	☐	☐
The Proxies are authorized to vote in their discretion on any other matters that may come before the meeting.

Note:	Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, limited liability company, partnership, or similar entity, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

For address changes, please check this box and write them on the reverse side where indicated.	☐

MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.
☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Print Name of Stockholder/Warrant Holder